Exhibit 99.2

FORM OF NOTICE OF GUARANTEED DELIVERY

(Not to be used for Signature Guarantees)

VIRGINIA ELECTRIC AND POWER COMPANY

EXCHANGE OFFER

As set forth in the Prospectus dated                     , 2004 (the “Prospectus”) of Virginia Electric and Power Company (the “Issuer”) under “THE EXCHANGE OFFER—Procedures for Tendering the UAE Bonds” and in the related Letter of Transmittal (the “Letter of Transmittal”), the Issuer is offering to exchange its 2004 Series A 7.25% Senior Notes, registered under the Securities Act of 1933, for the existing unregistered bonds it assumed when it acquired UAE Mecklenburg Cogeneration LP (CUSIP No. 902543AA5) (the “Existing Bonds”). This form or one substantially equivalent hereto must be used to accept the Exchange Offer (as defined below) if: (i) certificates for the Existing Bonds are not immediately available; or (ii) time will not permit all required documents to reach the Exchange Agent (as defined below) before the Expiration Date of the Exchange Offer or (iii) the procedure for book-entry transfer cannot be completed on a timely basis. The form may be delivered by hand or transmitted by facsimile transmission or letter to the Exchange Agent.

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON , 2004, UNLESS EXTENDED

The Exchange Agent is:

JPMorgan Chase Bank

By Facsimile: JPMorgan Chase Bank Institutional Trust Services Attn: Frank Ivins (214) 468-6494	By Registered or Certified Mail: JPMorgan Chase Bank Institutional Trust Services P.O. Box 2320 Dallas, Texas 75221-2320 Attn: Frank Ivins	By Hand/Overnight Delivery: JPMorgan Chase Bank Institutional Trust Services 2001 Bryan Street, 9th Floor Dallas, Texas 75201 Attn: Frank Ivins

Confirm by telephone:

(214) 468-6464

For Information Call: (214) 468-6464

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMITTAL OF THIS INSTRUMENT TO A FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

Ladies and Gentlemen:

The undersigned hereby tenders to the Issuer, upon the terms and conditions set forth in the Prospectus and the Letter of Transmittal (which together constitute the “Exchange Offer”), receipt of which are hereby acknowledged, the aggregate principal amount of Existing Bonds set forth below under the guaranteed delivery procedure described in the Prospectus and the Letter of Transmittal.

Sign Here

Principal Amount of Existing Bonds Tendered*

Signature(s)

Please Print the Following Information:

Certificate Nos. (if available)

Name(s)

Total Principal Amount Represented by Existing Bonds:

Address

Area Code and Tel. No(s).

Account Number

Dated:                             , 2004

*	Must be all of the Holder’s Existing Bonds or in a minimum denomination of $1,000 and integral multiples thereof.

The undersigned, an Eligible Guarantor Institution within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees that delivery to the Exchange Agent of certificates tendered hereby, in proper form for transfer, or delivery of such certificates under the procedure for book-entry transfer, in either case with delivery of a properly completed and duly executed Letter of Transmittal (or facsimile thereof or an agent’s message in lieu thereof) and any other required documents, will be made within three New York Stock Exchange trading days after the date of execution of this Notice of Guaranteed Delivery.

Name of Firm

Authorized Signature

Number and Street or P.O. Box
City	State	Zip Code

Area Code and Tel. No.

Dated: , 2004